As filed with the U.S. Securities and Exchange Commission on September 26, 2025.

Registration No. 333-287709

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

Post-Effective Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Black Titan Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	7371	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o FFP (Corporate Services) Limited

2nd Floor Harbour Centre

159 Mary Street

George Town

Grand Cayman KY1-9006

Cayman Islands

1 (345) 947 5854

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

FFP (Corporate Services) Limited

2nd Floor Harbour Centre

159 Mary Street

George Town

Grand Cayman KY1-9006

Cayman Islands

+1 (345) 947 5854

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth A. Schlesinger, Esq. Claudia B. Dubon, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, New York 10019 (212) 451-2300	Mitchell Nussbaum, Esq. Tahra Wright, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement to consummate the proposed merger are satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form F-4 (No. 333-287709) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Amendment”) to this Registration Statement on Form F-4 (Registration No. 333-287709) (the “Registration Statement”) is being filed solely for the purposes of filing Exhibit 3.2, as amended, updating Exhibit 10.7, and filing Exhibits 5.1, 5.2, 8.1, 23.3, 23.4, and 23.5, and accordingly amending the Exhibit Index set forth in Part II of the Registration Statement. This Amendment consists solely of the cover page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The PubCo Charter shall provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Incorporated by Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date
2.1**	Agreement and Plan of Merger, dated as of August 19, 2024 (included as Annex A to the proxy statement/prospectus).
3.1.1**	Amended and Restated Certificate of Incorporation of the TTNP, as amended.
3.1.2**	Certificate of Amendment to TTNP Restated Certificate of Incorporation dated September 24, 2015.
3.1.3**	Certificate of Amendment to TTNP Restated Certificate of Incorporation dated January 23, 2019.
3.1.4**	Certificate of Amendment to TTNP Restated Certificate of Incorporation dated November 30, 2020.
3.1.5**	Certificate of Amendment to TTNP Amended and Restated Certificate of Incorporation dated January 8, 2024.
3.2+	PubCo Fourth Amended and Restated Memorandum of Association and Fourth Amended and Restated Articles of Association
4.1**	Form of TTNP Lender Warrant.
4.2**	Form of TTNP Rights Agreement.
4.5**	Form of TTNP January 2020 Private Placement Warrant.
4.6**	Form of TTNP March 3, 2020 Warrant Amendment Agreement.
4.7**	Warrant Agency Agreement between Titan Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company and Form of Warrant.
4.8**	Form of TTNP January 2021 Private Placement Warrant.
4.9**	Form of TTNP February 2022 Placement Warrant.
4.10**	TTNP Certificate of Designations, Preferences and Rights of Series AA Convertible Preferred Stock.
4.11**	TTNP Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock.
4.12**	Certificate of Designations for Series A Preferred Shares of Black Titan Corporation
4.13**	TTNP Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock.
5.1+	Opinion of Harney Westwood & Riegels (Cayman) LLP
5.2+	Opinion of Loeb & Loeb LLP
8.1+	Opinion of Olshan Frome Wolosky LLP
10.1**	License Agreement between Titan Pharmaceuticals, Inc. and Ocular Therapeutix, Inc., dated as of December 6, 2022.
10.2**	Asset Purchase Agreement between Titan Pharmaceuticals, Inc. and Fedson, Inc., dated as of July 26, 2023.
10.3**	Amendment and Extension Agreement between Titan Pharmaceuticals, Inc. and Fedson, Inc., dated as of August 25, 2023.
10.4**	Form of Securities Purchase Agreement, dated as of September 13, 2023, by and among TTNP and The Sire Group Ltd.
10.5**	Form of Registration Rights Agreement, dated as of September 13, 2023, by and among TTNP and The Sire Group Ltd.
10.6**	Convertible Promissory Note between Titan Pharmaceuticals, Inc. and Choong Choon Hau.
10.7+	Share Exchange Agreement
10.8**	Lease between registrant and Boustead Nucleus Sdn Bhd, dated 29 August 2024.
10.9**	Letter of Appointment between KE Systems Sdn. Bhd. and Ho Say San, dated 1 February 1988 and Annual Review letter dated 8 August 2023.
10.10	[Reserved]
10.11**	Letter of engagement between Sire and ARC Group Limited, dated January 11, 2023, as amended.
10.12**	Consulting Services Agreement, dated 2024, between Sire and TalenTec, as amended.
10.13**	Credit Facility –between TalenTec and Alliance Bank, dated 28 April 2020.
10.14**	Credit Facilities – between TalenTec and Alliance Bank, dated 08 November 2021.
10.15**	Facility Agreement between TalenTec and Alliance Bank Malaysia Berhad, dated 29 August 2021, as amended.
10.16**	Amended and Restated Investment Agreement, dated July 25, 2024, between Goh Chee Siong and TalenTec and the other TalenTec Shareholders.
10.17**	Form of Registration Rights Agreement.
10.18**	Form of Securities Purchase Agreement, dated as of March 29, 2025, by and among TTNP and Blue Harbour Asset Management L.L.C-FZ.
10.19**	Registration Rights Agreement, dated as of March 29, 2025, by and among TTNP and Blue Harbour Asset Management L.L.C-FZ.
10.20**	Form of Preferred Shares Subscription Agreement of Black Titan Corporation
10.21**	Form of Securities Purchase Agreement, dated as of June 24, 2025, by and among the Company and Blue Harbour Asset Management L.L.C-FZ.
10.22**	Form of Registration Rights Agreement, dated as of June 24, 2025, by and among the Company and Blue Harbour Asset Management L.L.C-FZ.
21.1**	TalenTec list of subsidiaries: Keda Pte. Ltd., incorporated in Singapore.
23.1**	Consent of WithumSmith+Brown, PC.
23.2**	Consent of Enrome LLP.
23.3+	Consent of Harney Westwood & Riegels (Cayman) LLP (included in Exhibit 5.1)
23.4+	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
23.5+	Consent of Olshan Frome Wolosky LLP (included in Exhibit 8.1)
99.1**	Form of Proxy Card for Titan Pharmaceuticals, Inc.’s Special Meeting of Stockholders.
99.2**	Opinion of King Kee Appraisal and Advisory Limited (included as Annex C to the proxy statement/prospectus).
99.3**	Consent of Avraham Ben-Tzvi to be named as a director.
99.4**	Consent of Brynner Chiam to be named as a director.
99.5**	Consent of Francisco Osvaldo Flores García to be named as a director.
99.6**	Consent of Firdauz Edmin Bin Mokhtar to be named as a director.
99.7**	Consent of Gabriel Loh to be named as a director.
99.8**	Consent of King Kee Appraisal and Advisory Limited, included as Annex C to the proxy statement/prospectus.
99.9**	Consent of Mordor.
107**	Filing Fee Table

*	To be filed by amendment
**	Previously filed
+	Filed herewith
[#	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). PubCo agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request; however, PubCo may request confidential treatment of omitted items.]
[##	Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.]

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, on September 26, 2025.

Black Titan Corporation

By:	/s/ Brynner Chiam
Name:	Brynner Chiam
Title:	Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial and accounting officer) and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chay Weei Jye his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following on September 26, 2025 in the capacities indicated.

Name	Title

/s/ Brynner Chiam	Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial and accounting officer) and Director
Brynner Chiam

/s/ Chay Weei Jye	Director Nominee
Chay Weei Jye

/s/ Firdauz Edmin Bin Mokhtar*	Director Nominee
Firdauz Edmin Bin Mokhtar

/s/ Francsico Osvaldo*	Director Nominee
Francsico Osvaldo

/s/ Avraham Ben Tzvi*	Director Nominee
Avraham Ben Tzvi

/s/ Gabriel Loh*	Director Nominee
Gabriel Loh

*By:	/s/ Chay Weei Jye
Chay Wei Jye,
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this amended registration statement, solely in its capacity as the duly authorized representative of Black Titan Corporation, in New York on the 26th day of September, 2025.

By:	/s/ Brynner Chiam
Name:	Brynner Chiam
Title:	Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial and accounting officer) and Director

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